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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    Form 8-K
                                 Current Report




  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 30, 1997




                        AT&T CAPITAL CORPORATION



A Delaware                 Commission File             I.R.S. Employer
Corporation                  No. 1-11237               No. 22-3211453





              44 Whippany Road, Morristown, New Jersey 07962-1983

                         Telephone Number (201) 397-3000


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                                                           Form 8-K May 30, 1997

Item 5.  OTHER EVENTS

                  On May 30, 1997, Thomas C. Wajnert, Chairman and Chief Executive Officer of AT&T Capital Corporation ("AT&T Capital" or the "Company"), announced that David Banks, who is currently a director of AT&T Capital, had been elected by the Company's Board of Directors as AT&T Capital's Chief Executive Officer effective immediately. Mr. Wajnert will continue to hold the office of Chairman of the Company's Board of Directors.

                  To take on his new role at AT&T Capital, Mr. Banks, 54, has relinquished his current responsibilities as a partner specializing in mergers and acquisitions at Prideaux & Associates Ltd, a private management company in the UK, as Advisor to Nomura International plc, and as Chief Executive Officer of Penna Holdings plc, a public company in the UK. Previously, Mr. Banks served for three years (1991-1994) as Chief Financial Officer of General Atlantic Group Ltd, a multi-billion dollar private international investment company. Mr. Banks has also served as President of the Financial Services Group of Continental Grain Company (1987-1991); Founder and President of Carlyle Banks & Company, Inc. (1985-1987), which specialized in leveraged buyouts and financial restructurings; and in several positions at The Chase Manhattan Bank (1968-1985), including Senior Vice President and Group Executive (1980-1985) with responsibility for managing Chase's world-wide exposure to the petroleum, mining and metals, aerospace and shipping industries.

                  Mr. Banks' appointments currently include being a Director of the Paragon Group plc and K&J Coal Co., Inc. as well as a Trustee of Kenyon College. He holds bachelor degrees in Art and Psychology from Kenyon College and a J.D. from University of Florida Law School. Mr. Banks has two adult children.




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                                                           Form 8-K May 30, 1997




                                SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         AT&T CAPITAL CORPORATION







                                       By: RAMON OLIU, JR.
                                           ------------------------------------
                                           Ramon Oliu, Jr.
                                           Senior Vice President and
                                           Chief Financial Officer



June 3, 1997